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                                                 Registration No._______________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CHIPS AND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                77-0047943
      (State or other jurisdiction          (I.R.S. employer identification no.)
    of incorporation or organization)

                                2950 Zanker Road
                               San Jose, CA 95134
               (Address of principal executive offices) (Zip code)

                          CHIPS AND TECHNOLOGIES, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
     FIRST AMENDED 1988 NONQUALIFIED STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                            Jeffery Anne Tatum, Esq.
                  Vice President, General Counsel and Secretary
                          Chips and Technologies, Inc.
                                2950 Zanker Road
                               San Jose, CA 95134
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/434-0600

This registration statement, including all exhibits and attachments, contains 9 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                    Proposed     Proposed
Title of                            maximum      maximum
securities            Amount        offering     aggregate         Amount of
to be                 to be         price per    offering          registration
registered            registered    share(1)     price(1)          fee
--------------------------------------------------------------------------------
1994 Stock Option
Plan
Common Stock          2,000,000     $20.56       $41,120,000.00    $12,460.61
Par Value $0.01
(including options
to acquire such
Common Stock)

1988 Outside Directors
Stock Option Plan
Common Stock            200,000     $20.56       $ 4,112,000.00    $ 1,246.06
Par Value $0.01
(including options
to acquire such
Common Stock)

TOTAL                 2,200,000                  $45,232,000.00    $13,706.67

                   -------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

       Chips and Technologies, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

--------

     (1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on December 4, 1996, as reported on the National Association of Securities Dealers Automated Quotations System.


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       (a) The Company's latest annual report on Form 10-K filed pursuant to
Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended June 30, 1996 as filed with the Commission.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

       (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed September 5, 1989 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

       The class of securities offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

       As of December 9, 1996 certain attorneys of Gray Cary Ware & Freidenrich, A Professional Corporation, which passed upon the validity of the shares of Common Stock to be offered hereunder, owned 600 shares of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers

       Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

       The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General


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Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Item 8.   Exhibits

          See Exhibit Index.

Item 9.   Undertakings

       (a)  Rule 415 Offering

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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       (b)  Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 9, 1996.

                                       Chips and Technologies, Inc.


                                       By:    /s/ Jeffery Anne Tatum, Esq.
                                          ------------------------------------
                                              Jeffery Anne Tatum, Esq., Vice
                                              President, General Counsel and
                                              Secretary


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                                POWER OF ATTORNEY

      The officers and directors of Chips and Technologies, Inc. whose signatures appear below, hereby constitute and appoint Timothy R. Christoffersen and Jeffery Anne Tatum, Esq., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.


Signature                        Title
--------------------------------------------------------------------------------




/s/ Jim Stafford
------------------------------
Jim Stafford                     President, Chief Executive Officer and Director
                                 (Principal Executive Officer)

/s/ Timothy R. Christoffersen
------------------------------
Timothy R. Christoffersen        Vice President of Finance and Chief Financial
                                 Officer (Principal Financial and Accounting
                                 Officer)

/s/ Jeffery Anne Tatum, Esq.
------------------------------
Jeffery Anne Tatum, Esq.         Vice President, General Counsel and Secretary


/s/ Gene P. Carter
------------------------------
Gene P. Carter                   Director


/s/ Henri A. Jarrat
------------------------------
Henri A. Jarrat                  Director


/s/ Bernard V. Vonderschmitt
------------------------------
Bernard V. Vonderschmitt         Director


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                                  EXHIBIT INDEX
                                                                   Sequentially
                                                                   Numbered Page

      4.1   Amended Certificate Incorporation of the                     --
            Company, filed with the Secretary of State of Delaware on September 18, 1986, is incorporated by reference to Exhibit 3.1 to the Company's
            Annual Report on Form 10-K for the year ended
            June 30, 1990


      4.2   Restated Bylaws of the Company are incorporated              --
            by reference to Exhibit 3.4 to Registration
            Statement No. 33-8005 effective October 8, 1986


      4.3   Stockholders' Rights Agreement dated August 23,              --
            1989, is incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 1989


      5     Opinion re legality                                           8

      23.1  Consent of Counsel (included in Exhibit 5)                   --

      23.2  Consent of Independent Accountants                            9

      24    Power of Attorney (included in signature pages to            --
            this registration statement)


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